UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2012

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)
0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Placement Agency Agreement.  On April 6, 2012, Pressure BioSciences, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the registered public offering (the “Offering”) of up to $500,000 of shares of Series E Convertible Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”) (which are convertible into shares of Common Stock, $0.01 par value per share (the “Common Stock”).

The Placement Agent did not purchase or sell any shares, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of shares. The Placement Agent agreed to use its best efforts to arrange for the sale of all of the shares being offered in the Offering.  In connection with the Offering, the Placement Agent will receive a cash fee equal to 8% of the gross proceeds of the Offering.  The Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  The Company may also be required to contribute to payments the Placement Agent may be required to make in respect of such liabilities.  The Placement Agency Agreement contains certain customary representations, warranties and covenants of the Company, and certain customary conditions to closing of the Offering.

The foregoing is only a brief description of the material terms of the Placement Agency Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Placement Agency Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Stock Purchase Agreement.  In connection with the Offering, the Company entered into a Stock Purchase Agreement, dated April 6, 2012 (the “Purchase Agreement”) with Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd. (“Ironridge”), pursuant to which Ironridge has agreed to purchase all of the 500 shares of Series E Preferred Stock offered by the Company in the Offering at a purchase price of $1,000 per share. The closing of the Offering is expected to occur on or about April 11, 2012 upon compliance with all closing conditions, including the Company's receipt of the aggregate purchase price from Ironridge.  The Purchase Agreement contains customary representations, warranties and covenants of each of the parties to the other.  The Company has agreed to indemnify Ironridge against certain liabilities, including those relating to a breach of the Company’s representations, warranties and covenants in the Purchase Agreement and those arising in connection with the transactions contemplated by the Purchase Agreement.

For a period of 45 days following the date of the Purchase Agreement, the Company has agreed with Ironridge not to enter into any financing transaction with anyone other than Ironridge, with the exception of any financing transactions with commercial banks or government agencies, and any financing transactions of up to $500,000 with natural persons which do not include a variable rate component, a required minimum dividend payment or a make-whole provision.  Under the Purchase Agreement, among other restrictions, for as long as Ironridge holds any shares of Series E Preferred Stock or Common Stock, Ironridge has agreed not to (i) vote any shares of Common Stock owned or controlled by it, (ii) acquire any additional securities of the Company which would result in its beneficial ownership of more than 9.99% of the total outstanding Common Stock, (iii) cause the Company to engage in any extraordinary corporate transaction, (iv) cause the Company to change its current board of directors or management, or (v) change the Company’s business.  Ironridge has also agreed not to engage in or effect, directly or indirectly, any short sale within one year following the closing under the Purchase Agreement, .

The net proceeds from the sale of the shares of Series E Preferred Stock, after deducting the fees and expenses of the Placement Agent and other expenses payable by the Company is estimated to be approximately $395,000.  The Company currently intends to use the net proceeds for general working capital needs and for repayment of up to $50,000 of the amount outstanding under the Company’s existing debt.

The foregoing is only a brief description of the material terms of the Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the form of Stock Purchase Agreement that is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.  The terms of the Series E Preferred Stock are described under Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year, below, which description is incorporated by reference herein.

Rights Agreement Amendment.  In connection with the Offering, the Placement Agency Agreement and the Purchase Agreement, the Company entered into Amendment No. 3 to Rights Agreement dated April 3, 2012 between the Company and Computershare Trust N.A. (the “Rights Agreement Amendment”), which amends the Rights Agreement between the Company and Computershare Trust N.A., as amended (the “Rights Agreement”), to provide that no shareholder will be deemed to be an Acquiring Person (as defined in the Rights Agreement) under the Rights Agreement as a result of purchasing securities from the Company pursuant to the Purchase Agreement in the Offering.

The foregoing is only a brief description of the material terms of the Rights Agreement Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Rights Agreement Amendment that is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Additional Information Relating to the Offering. The Offering is being made only by means of a prospectus, copies of which may be obtained from Ladenburg Thalmann & Co. Inc., Prospectus Department, 520 Madison Avenue, 9th Floor, New York, New York, 10022, telephone: 212-409-2000.  Electronic copies of the prospectus are available on the Securities and Exchange Commission's Website at www.sec.gov.

The Series E Preferred Stock and the shares of Common Stock underlying the Series E Preferred Stock are being offered pursuant to an effective registration statement.  This Current Report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On April 9, 2012, the Company issued a press release with respect to the Offering, the Placement Agency Agreement and the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on April 6, 2012, the Company amended its Restated Articles of Organization, as amended, by filing with the Secretary of the Commonwealth of The Commonwealth of Massachusetts Articles of Amendment (the “Amended Articles” to create a new series of preferred stock, designated “Series E Convertible Preferred Stock,” par value $0.01 per share.

Each share of Series E Preferred Stock is convertible at any time by the holder into approximately 980 shares of Common Stock, which is determined by dividing the stated value of the Series E Preferred Stock of $1,000 by the conversion price of $1.02 per share of Common Stock.  Upon conversion, the holder will also receive a make-whole adjustment equal to all accrued but unpaid dividends and dividends that otherwise would be due through the fifth anniversary, and under certain circumstances, the fourth anniversary, of the original issue date of the Series E Preferred Stock (the “Make-Whole Adjustment”). The Company may require the holders of the Series E Preferred Stock to convert their shares into Common Stock, subject to certain limitations on the number of shares of Series E Preferred Stock to be converted at any time, if the average volume weighted average price of the Common Stock exceeds $2.00 per share for 20 of 25 consecutive trading days, and certain other conditions are met. The holder will be prohibited, however, from converting the Series E Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding.

The Series E Preferred Stock will accrue dividends at a rate of 10.5% per year of the stated value of the Series E Preferred Stock, subject to increase if the closing bid price of the Common Stock falls below $0.65 per share, up to a maximum rate of 18% per year, and subject to decrease if the closing bid price of the Common Stock rises above $1.20 per share, down to a minimum rate of 2% per year. The dividends are payable annually, at Company’s option, in cash or shares of Common Stock.

The Company may redeem the Series E Preferred Stock at any time for cash at a redemption price of $1,000 per share, plus any accrued but unpaid dividends and the Make-Whole Adjustment, if any.

If the trading price of the Common Stock is at least $2.00 per share at any time on any date prior to the fifth anniversary of the original issue date of the Series E Preferred Stock, the Make-Whole Adjustment will be equal to all accrued but unpaid dividends that would otherwise be due through the fourth anniversary of the original issue date of the Series E Preferred Stock.

Shares of Common Stock used to pay dividends or the Make-Whole Adjustment will be valued at 85% of the volume weighted average price of the shares of Common Stock on the trading day immediately prior to the day on which the dividend or Make-Whole Payment is electronically issued to the holders of the Series E Preferred Stock.

Shares of Series E Preferred Stock will generally have no voting rights, except with respect to the issuance of any preferred stock that is not junior to the Series E Preferred Stock, changes in the Series E Preferred Stock and except as required by law.

In the event of the Company’s liquidation, dissolution, or winding up, for so long as the holders of Series E Preferred Stock continue to hold at least 50% of the number of shares of Series E Preferred Stock originally issued, such holders will receive a payment equal to $1,000 per share of Series E Preferred Stock plus accrued and unpaid dividends before any proceeds are distributed to the holders of Common Stock.  After the holders of Series E Preferred Stock no longer holds at least 50% of the number of shares of Series E Preferred Stock originally issued, the holders will receive the liquidation amount of $1,000 per share of Series E Preferred Stock plus accrued and unpaid dividends on a proportionate and pari passu basis with the holders of Common Stock.

The foregoing is only a brief description of the material terms of the Amended Articles and the Series E Preferred Stock, does not purport to be a complete description of the terms thereof, and is qualified in its entirety by reference to the Amended Articles that are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Amendment No. 3 to Rights Agreement dated April 3, 2012 between the Company and Computershare Trust N.A.
5.1	Legal Opinion Relating to Prospectus Supplement dated April 9, 2012 to the Company’s Registration Statement on Form S-3 (Registration No. 333-176828)
10.1	Placement Agency Agreement between the Placement Agent and the Company, dated April 6, 2012
10.2	Securities Purchase Agreement between the Purchaser and the Company dated April 6, 2012
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 9, 2012	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher, President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Amendment No. 3 to Rights Agreement dated April 3, 2012 between the Company and Computershare Trust N.A.
5.1	Legal Opinion Relating to Prospectus Supplement dated April 9, 2012 to the Company’s Registration Statement on Form S-3 (Registration No. 333-176828)
10.1	Placement Agency Agreement between the Placement Agent and the Company, dated April 6, 2012
10.2	Securities Purchase Agreement between the Purchaser and the Company, dated April 6, 2012
99.1	Press Release